Exhibit 10.1

SECOND AMENDMENT TO THE

AMGEN RETIREMENT AND SAVINGS PLAN

(AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2006)

The following sections of the Amgen Retirement and Savings Plan are hereby amended effective as of January 1, 2006, as follows:

1.	Section 4.6 of the Plan shall be amended in its entirety to read as follows:

4.6	Catch-up Contributions. All Participants who are eligible to make Participant Elected Contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make Catch-up Contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Catch-up Contributions shall be equal to any whole percentage of the Participant’s Compensation, except that this whole percentage shall not exceed 50% of his or her Compensation. Such Catch-up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such Catch-up Contributions.

2.	Section 5.1(a) of the Plan shall be amended in its entirety to read as follows:

(a)	Subject to the limitations of Section 4.4, Section 5.4 and Article 13, a Participating Company shall make Matching Contributions on behalf of each Participant who satisfies the eligibility requirements of Article 3. Matching Contributions shall be made on Participant Elected Contributions and if applicable, Catch-Up Contributions. The Matching Contribution shall be an amount equal to 100% of the first 5% of Compensation that a Participant elects to contribute to the Plan as a Participant Elected Contribution or a Catch-Up Contribution, shall be allocated as of each pay period and shall not in the aggregate exceed 5% of Compensation. A Matching Contribution shall be paid to the Trustee as soon as reasonably practicable after the pay period to which it relates and shall be allocated to the Accounts of Participants as provided in Section 6.6.

3.	In all respects not amended, the Plan is hereby ratified and confirmed.

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To record this Second Amendment to the Plan as set forth herein, Amgen Inc. has caused its authorized officer to execute this document this 13th day of July, 2006.

AMGEN INC.

By:	/s/ Brian McNamee
Title:	Senior Vice President, Human Resources